Contact:

Richard K. Davis
VP General Counsel
Datatec Systems
770-667-8488

      DATATEC SYSTEMS ANNOUNCES THE RETENTION OF TRAXI LLC AS FINANCIAL AND
                            RESTRUCTURING CONSULTANT

Alpharetta, Ga - October 21, 2004- Datatec Systems, Inc. (DATC.PK) an IT
professional services firm focused exclusively on the configuration, staging and implementation of large-scale, complex, local and wide area networks incorporating a broad range of technology, today announced that its Board of
Directors has retained Traxi LLC, a special situation advisory firm, as a financial and restructuring consultant to assist the Company in exploring strategic alternatives, including financial restructuring or sale of the
Company. Perry M. Mandarino, a Senior Managing Director at Traxi, will be leading the restructuring engagement with Datatec.

About Traxi LLC

Traxi LLC is a special situation advisory firm dedicated to providing its clients with value enhancing solutions in the areas of corporate finance, restructuring, transaction support and asset recovery.

About Datatec Systems, Inc.

Datatec Systems specializes in the large-scale deployment of networking technologies. Datatec's deployment services utilize a software-enabled implementation model and `best practices' structured process to ensure consistent outcomes. Datatec's customers include Fortune 1000 companies with large, complex, multi-branch environments and world class technology providers.

This Press Release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties that may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements as more fully discussed in Datatec's filings with the Securities and Exchange
Commission.

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